Exhibit 99

MutualFirst to Present at the KBW Community Bank Investor Conference

MUNCIE, Ind., July 21, 2017 /PRNewswire/ -- MutualFirst Financial, Inc. (NASDAQ: MFSF) will be presenting at the Keefe, Bruyette & Woods 2017 Community Bank Investor Conference in New York City on August 1 and 2, 2017.

David W. Heeter, President and Chief Executive Officer, along with Christopher D. Cook, Treasurer and Chief Financial Officer, will present at 9:30 a.m. EDT on Tuesday, August 1, 2017. The presentation will be broadcasted live and a replay will be available for 90 days after the presentation at http://wsw.com/webcast/kbw40/mfsf and on the MutualFirst investor relations site at www.bankwithmutual.com.

MutualFirst Financial, Inc. is the parent company of MutualBank, an Indiana-based financial institution since 1889. MutualBank has twenty-seven full-service retail financial centers in Allen, Delaware, Elkhart, Grant, Kosciusko, Randolph, St. Joseph and Wabash Counties in Indiana. MutualBank has two offices located in Fishers and Crawfordsville, Indiana specializing in wealth management and trust services and a loan origination office in New Buffalo, Michigan. MutualBank also operates a wholly owned subsidiary named Summit Mortgage which operates out of Fort Wayne, Indiana. MutualBank provides a full range of financial services including commercial and business banking, personal banking, wealth management, trust services, investments and internet banking services. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF". Additional information can be found online at www.bankwithmutual.com.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

CONTACT: Chris Cook, Senior Vice President, Treasurer and CFO of MutualFirst Financial, Inc. (765) 747-2945